Exhibit 10.3

CARDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

August 19, 2003

TABLE OF CONTENTS

PAGE

SECTION 1.	GENERAL.	1
1.1	Definitions.	1
SECTION 2.	REGISTRATION; RESTRICTIONS ON TRANSFER.	3
2.1	Restrictions on Transfer.	3
2.2	Demand Registration.	4
2.3	Piggyback Registrations.	5
2.4	Form S-3 Registration.	7
2.5	Expenses of Registration.	8
2.6	Obligations of the Company.	8
2.7	Termination of Registration Rights.	9
2.8	Delay of Registration; Furnishing Information.	9
2.9	Indemnification.	10
2.10	Assignment of Registration Rights.	12
2.11	Amendment of Registration Rights.	12
2.12	Limitation on Subsequent Registration Rights.	12
2.13	“Market Stand-Off” Agreement; Agreement to Furnish Information.	12
2.14	Rule 144 Reporting.	13
SECTION 3.	COVENANTS OF THE COMPANY.	14
3.1	Basic Financial Information and Reporting.	14
3.2	Inspection Rights.	14
3.3	Confidentiality of Records.	14
3.4	Reservation of Common Stock.	15
3.5	Proprietary Information and Inventions Agreement.	15
3.6	Approval.	15
3.7	Notification and Negotiation of Material Transaction.	15
3.8	Termination of Covenants.	16
3.9	Visitation Rights.	16
SECTION 4.	RIGHTS OF FIRST REFUSAL.	17
4.1	Subsequent Offerings.	17
4.2	Exercise of Rights.	17

i.

TABLE OF CONTENTS
(CONTINUED)
PAGE

4.3	Issuance of Equity Securities to Other Persons.	17
4.4	Termination and Waiver of Rights of First Refusal.	18
4.5	Transfer of Rights of First Refusal.	18
4.6	Excluded Securities.	18
SECTION 5.	MISCELLANEOUS.	19
5.1	Governing Law.	19
5.2	Survival.	19
5.3	Successors and Assigns.	19
5.4	Entire Agreement.	19
5.5	Severability.	19
5.6	Amendment and Waiver.	19
5.7	Delays or Omissions.	20
5.8	Notices.	20
5.9	Attorneys’ Fees.	20
5.10	Titles and Subtitles.	20
5.11	Additional Investors.	20
5.12	Counterparts.	21
5.13	Amendment of Prior Agreement.	21

ii.

CARDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of the 19th day of August, 2003, by and among CARDICA, INC., a Delaware corporation (the “Company”) and the investors listed on EXHIBIT A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.”

RECITALS

WHEREAS, Guidant Investment Corporation is purchasing shares of the Company’s Series E Preferred Stock (the “Series E Stock”), pursuant to that certain Series E Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”);

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

WHEREAS, certain of the Investors (the “Prior Investors”) are holders of the Company’s Series A Preferred Stock (the “Series A Stock”), Series B Preferred Stock (the “Series B Stock”), Series C Preferred Stock (the “Series C Stock”) and Series D Preferred Stock (the “Series D Stock,” and collectively with the Series A Stock, Series B Stock, Series C Stock, and the Series E Stock the “Preferred Stock”);

WHEREAS, the Company and the Prior Investors are parties to a Restated Investor Rights Agreement dated June 13, 2002, as amended on June 17, 2003 (the “Prior Agreement”);

WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement in its entirety and to accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and

WHEREAS, in connection with the consummation of the Financing, the Company and the Investors have agreed to the registration rights, information rights, and other rights as set forth below.

NOW, THEREFORE, in consideration of the mutual promises, representations, warrants, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree as follows:

SECTION 1.   GENERAL.

1.1          Definitions. As used in this Agreement the following terms shall have the following respective meanings:

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

“Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

“Note” shall mean that certain subordinated convertible promissory note dated June 17, 2003, issued by the Company in favor of Century Medical, Inc., a Japan corporation, pursuant to that certain Subordinated Convertible Note Agreement dated June 17, 2003, which is convertible in certain circumstances into shares of the Company’s Common Stock.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means (a) Common Stock of the Company issued or issuable upon conversion of the Shares; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement, (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned or (iii) held by a Holder (together with its affiliates) if, as reflected on the Company’s list of stockholders, such Holder (together with its affiliates) holds less than 1% of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis), the Company has completed its Initial Offering and all shares of Common Stock of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period. For the purposes of this Agreement, the term “affiliate” shall include, in the case of Guidant Investment Corporation (“Guidant”), The Guidant Foundation (“Foundation”) so long as Foundation is an “accredited investor” within the meaning such term is given in the Securities Act, as hereinafter defined.

“Registrable Securities then outstanding” shall be the number of shares determined by calculating the total number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company,

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reasonable fees and disbursements not to exceed ten thousand dollars ($10,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“SEC” or “Commission” means the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

“Shares” shall mean (a) shares of the Company’s Preferred Stock held by the Investors and their permitted assigns, and (b) shares of the Company’s Common Stock issued or issuable upon conversion of the Note.

“Special Registration Statement” shall mean a registration statement relating to any employee benefit plan under Form S-8 or similar form or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

SECTION 2.   REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1	Restrictions on Transfer.

(a)          Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i)           There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)          (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(iii)         Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (D) to the Holder’s family member or trust for the benefit of an individual Holder, or (E) any entity to any of its affiliates; provided that in each

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case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

(b)          Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c)          The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

(d)          Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2	Demand Registration.

(a)          Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least a majority of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $5,000,000 (a “Qualified Public Offering”), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

(b)          If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable

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Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)          The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i)           prior to the earlier of (A) July 15, 2006 or (B) six (6) months following the effective date of the registration statement pertaining to the Initial Offering;

(ii)          after the Company has effected three (3) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii)         during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iv)         if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to make its Initial Offering within ninety (90) days;

(v)          if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period; or

(vi)         if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

2.3          Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least twenty (20) days prior to the filing of any registration statement

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under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)          Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any shareholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below twenty percent (20%) of the total amount of securities included in such registration, unless such offering is the Initial Offering, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

6.

(b)          Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4          Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)          promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)          as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i)	if Form S-3 is not available for such offering by the Holders, or

(ii)          if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000), or

(iii)        if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;

(iv)         if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

(v)          if the Company has already received three demand registrations on Form S-3, or

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(vi)         in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)          Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.

2.5          Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.

2.6          Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)          Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Holder or Holders have completed the distribution related thereto. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b)          Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

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(c)          Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)          Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)          In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)           Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)          Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.7          Termination of Registration Rights. All registration rights granted under this Section 2 shall terminate and be of no further force and effect three (3) years after the date of the Company’s Initial Offering.

2.8	Delay of Registration; Furnishing Information.

(a)          No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)          It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the

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Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c)          The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.9          Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a)          To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

(b)          To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls

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such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

(c)          Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)          If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged

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untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e)          The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.10       Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or an affiliate of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) acquires at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.11       Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

2.12       Limitation on Subsequent Registration Rights. Other than as provided in Section 5.11, after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights pari passu or senior to those granted to the Holders hereunder.

2.13       “Market Stand-Off” Agreement; Agreement to Furnish Information. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one

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hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that:

(i)           such agreement shall apply only to the Company’s Initial Offering; and

(ii)          all officers and directors of the Company and holders of at least five percent (5%) of the Company’s voting securities enter into similar agreements.

Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Section 2.13. The underwriters of the Company’s stock are intended third party beneficiaries of Section 2.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.14       Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)          Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)          File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)          So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

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SECTION 3.  COVENANTS OF THE COMPANY.

3.1	Basic Financial Information and Reporting.

(a)          The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b)          So long as a holder (together with its affiliates) shall own not less than two hundred fifty thousand (250,000) shares of Registrable Securities (as adjusted for stock splits, combinations and like) (a “Major Investor”), the Company as soon as practicable after the end of such fiscal year and in any event within one hundred twenty (120) days furnish each Major Investor a balance sheet of the Company, a statement of income and a statement of cash flows of the Company, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company’s Board of Directors.

(c)          The Company will furnish each Major Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

3.2          Inspection Rights. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

3.3          Confidentiality of Records. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3.

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3.4          Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.5          Proprietary Information and Inventions Agreement. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in the form attached to the Purchase Agreement.

3.6           Approval. The Company shall not without the approval of a majority of the Board of Directors, with all non-interested Directors voting, authorize or enter into any transactions with any director or officer, or such director’s or officer’s immediate family.

3.7	Notification and Negotiation of Material Transaction.

(a)          Notification Obligations. In the event the Company receives from any person or entity (the “Third Party”) a written indication (a “Notice of Interest”) that such person or entity desires to enter into a transaction whereby (i) all or substantially all of the Company’s distal or proximal anastomosis technology, which includes applications of such technology to cardiac bypass surgery, vascular surgery, neurosurgery and reconstructive surgery, is to be sold or any of the intellectual property related to the Company’s distal or proximal anastomosis technology is to be sold, licensed or otherwise transferred, (ii) the Company is to be merged with or into another entity or all or substantially all of its assets are to be sold, or (iii) the Company will enter into a distribution agreement for the Company’s products for the United States, Japan or any country in Europe (any of “i,” “ii” or “iii” shall hereinafter be referred to as a “Material Transaction”), and the Company desires to continue discussions with such Third Party, then the Company shall provide to Guidant, within three (3) business days of receipt of the Notice of Interest or the Company’s decision to pursue such Material Transaction, whichever is later, written notice (the “Guidant Notification”) of receipt of the Notice of Interest and shall set forth in such Guidant Notification the nature of the Material Transaction set forth in the Notice of Interest. The Guidant Notification need not set forth the terms of such Material Transaction such as the identity of the Third Party, pricing and timing.

(b)          Negotiation Right. Within ten (10) business days of the date on which the Guidant Notification was delivered to Guidant, Guidant shall provide the Company with written notice (the “Guidant Interest Notice”) of Guidant’s intention to negotiate a Material Transaction (a “Guidant Transaction”). In the event Guidant delivers the Guidant Interest Notice within the ten (10) day period, the Company and Guidant shall use reasonable best efforts to negotiate definitive documentation regarding such Guidant Transaction within twenty (20) business days following the Company’s Receipt of the Guidant Interest Notice (the “Guidant Negotiation Period”). During the Guidant Negotiation Period, the Company may simultaneously negotiate a Material Transaction with a Third Party. If a Guidant Transaction is not successfully negotiated and documented during the Guidant Negotiation Period, the Company may continue to pursue the Material Transaction with a Third Party.

(c)          Time Frame. If the Company has not entered into a Material Transaction within one hundred eighty (180) days of the expiration of the Guidant Negotiation Period (such expiration to be deemed to occur upon the earlier of (x) the lapsing of the requisite number of

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days, or (y) the date on which Guidant waives such rights in writing), the Company shall not thereafter enter into such Material Transaction without first complying with the notice and negotiation rights provided Guidant in Sections 3.7(a) and 3.7(b) above.

(d)          Termination and Waiver of Notification and Negotiation Rights. The rights of notification and negotiation established by this Section 3.7 shall terminate upon the earlier of (i) effective date of the registration statement pertaining to the Company’s Initial Offering or (ii) a Material Transaction of the type described in Section 3.7(a)(ii) consummated in compliance with this Section 3.7. The notification and negotiation rights established by this Section 3.7 may be amended, or any provision waived, only with the written consent of the Company and Guidant.

(e)          Transfer of Notification and Negotiation Rights. The rights provided Guidant pursuant to this Section 3.7 may not be transferred except that Guidant may assign the negotiation rights contemplated hereunder to an affiliate of Guidant with respect to a Material Transaction; provided, however, that in no event shall more than one (1) entity, whether Guidant or an affiliate of Guidant, be permitted to exercise the negotiation rights provided pursuant to this Section 3.7 with respect to any particular Material Transaction. For purposes of this Section 3.7(e), The Guidant Foundation shall not be deemed an “affiliate.”

3.8          Termination of Covenants. Except as otherwise set forth in Section 3.7 or 3.9 of this Agreement, all covenants of the Company contained in Section 3 of this Agreement shall expire and terminate as to each Investor upon the earlier of (a) the effective date of the registration statement pertaining to the Initial Offering, which results in the Preferred Stock being converted into Common Stock or (b) upon (i) the sale, lease or other disposition of all or substantially all of the assets of the Company or (ii) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this Section 3.8(b)(ii) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company (a “Change in Control”).

3.9          Visitation Rights. The Company shall allow one representative designated by the Guidant to attend all meetings of the Company’s Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that Guidant agrees to sign a confidentiality agreement in a form acceptable to the Company to maintain the confidentiality of such information, including, but not limited to, the intellectual property of the Company and restrictions on the use of such information, and shall cause the Guidant representative to comply with the terms and conditions thereof; and provided, further, that the Guidant representative shall abide by the Company’s policies applicable to the Company’s officers and directors; and provided, further, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential information or for other similar reasons. The decision of the Board with respect to the privileged

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or confidential nature of such information shall be final and binding. These visitation rights shall terminate upon the earlier to occur of (a) a Change in Control, or (b) the Company’s election to terminate these visitation rights following the sale or transfer by Guidant of Registrable Securities held by Guidant other than any transfers to any affiliate of Guidant.

SECTION 4.  RIGHTS OF FIRST REFUSAL.

4.1          Subsequent Offerings. Each Major Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options or other rights to acquire capital stock of the Company) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

4.2          Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3          Issuance of Equity Securities to Other Persons. If not all of the Major Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Major Investors who do so elect and shall offer such Major Investors the right to acquire such unsubscribed shares. The Major Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Major Investors fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Major Investor’s rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company’s notice to the Major Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Major Investors in the manner provided above.

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4.4          Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to the Company’s Initial Offering, and shall terminate upon the earlier of (i) effective date of the registration statement pertaining to the Company’s Initial Offering or (ii) a Change in Control. The rights of first refusal established by this Section 4 may be amended, or any provision waived with the written consent of Major Investors holding a majority of the Registrable Securities held by all Major Investors, or as permitted by Section 5.6.

4.5          Transfer of Rights of First Refusal. The rights of first refusal of each Major Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

4.6          Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a)          shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers, directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

(b)          stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement; provided that the rights of first refusal established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

(c)          any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

(d)          shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

(e)	shares of Common Stock issued upon conversion of the Shares;

(f)           any Equity Securities issued pursuant to any equipment leasing or loan arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors;

(g)          any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

(h)          any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by the Company’s Board of Directors; and

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(i)           up to an aggregate of 100,000 shares of stock of the Company issued to any charitable organization described in Section 170(c) of the Internal Revenue Code.

SECTION 5.  MISCELLANEOUS.

5.1          Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

5.2          Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

5.3          Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.4          Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

5.5          Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.6	Amendment and Waiver.

(a)          Except as otherwise expressly provided in this Agreement, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of the Registrable Securities.

(b)          Except as otherwise expressly provided in this Agreement, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Securities.

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(c)          Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Series E Stock pursuant to Section 2.3 of the Purchase Agreement as “Investors,” “Holders” and parties hereto.

(d)          For the purposes of determining the number of Holder or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

5.7          Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder’s part of any breach, default or noncompliance under the Agreement or any waiver on such Holder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

5.8          Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.9          Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.10       Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.11       Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities pursuant to and in accordance with Section 4.6(c), (f), or (h) hereof, then any purchaser or transferee of such shares of Preferred Stock or Equity Securities, as the case may be, may upon the approval of the Company’s Board of Directors, become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor” hereunder.

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(a)          Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities in accordance with Section 4.6 (c), (f) or (h) of this Agreement, upon the approval of the Company’s Board of Directors, any purchaser of such Equity Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor” hereunder.

5.12       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.13       Amendment of Prior Agreement. The Prior Agreement is hereby amended in its entirety as restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company, the holders of a majority in interest of the Preferred Stock held by the Prior Investors outstanding as of the date of this Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and terminated in their entirety and shall have no further force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed the AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY: CARDICA, INC. By: /s/ Bernard Hausen Bernard Hausen, M.D., Ph. D. President and Chief Executive Officer Address: 171 Jefferson Drive Menlo Park, CA 94025	INVESTORS: GUIDANT INVESTMENT CORPORATION By: /s/ Ronald W. Dollens Print Name: Ronald W. Dollens Print Title: President

RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed the AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

ALLEN AND COMPANY INCORPORATED By: /s/ John Simon Print Name: John Simon Print Title: Manager Director

ALAD TECHNOLOGIES, N.V. By: Print Name: Print Title:

ROBERT AND RUTH HALPERIN TRUST By: /s/ Robert Halperin Robert M. Halperin

CENTURY MEDICAL, INC. By: Print Name: Print Title:

RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed the AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

SUTTER HILL VENTURES, A CALIFORNIA LIMITED PARTNERSHIP By: /s/ William H. Younger, Jr. Print Name: William H. Younger, Jr. Print Title: Managing Director of the General Partner

SUTTER HILL ENTREPRENEURS’ FUND (AI), L.P. By: /s/ William H. Younger, Jr. Print Name: William H. Younger, Jr. Print Title: Managing Director of the General Partner

SUTTER HILL ENTREPRENEURS’ FUND (QP), L.P. By: /s/ William H. Younger, Jr. Print Name: William H. Younger, Jr. Print Title: Managing Director of the General Partner

RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed the AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

THE ANDERSON LIVING TRUST, U/A/D 1/22/98 By: /s/ David L. Anderson Print Name: David L. Anderson Print Title: Trustee

ANVEST, L.P. By: /s/ David L. Anderson Print Name: David L. Anderson Print Title: General Partner

G. LEONARD BAKER, JR. By: /s/ David L. Anderson, under power of attorney

JAMES C. GAITHER By: /s/ James C. Gaither

LYNNE M. BROWN By: /s/ Lynne M. Brown

RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed the AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

THE JEFFREY W. BIRD AND CHRISTINA R. BIRD TRUST DATED 10/31/2000 By: /s/ Jeffrey W. Bird Print Name: Jeffrey W. Bird Print Title: Trustee

YIN FAMILY TRUST DATED MARCH 1, 1997 By: /s/ Robert Yin Print Name: Robert Yin Print Title: Trustee

THE YOUNGER LIVING TRUST, U/A/D 1/20/95 By: /s/ William H. Younger, Jr. Print Name: William H. Younger, Jr. Print Title: Trustee

THE COXE/OTUS REVOCABLE TRUST, U/A/D 4/23/98 By: /s/ Tench Coxe Print Name: Tench Coxe Print Title: Trustee

THE TAMERLANE CHARITABLE REMAINDER UNITRUST By: /s/ Tench Coxe Print Name: Tench Coxe Print Title: Trustee

RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed the AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

WELLS FARGO BANK, TRUSTEE SHV M/P/T FBO PATRICIA TOM ROLLOVER By: /s/ Evan Hodgens/Roger Parodi Print Name: Evan Hodgens/Roger Parodi Print Title: Vice Presidents

WELLS FARGO BANK, TRUSTEE SHV M/P/T FBO SHERRYL W. HOSSACK By: /s/ Evan Hodgens/Roger Parodi Print Name: Evan Hodgens/Roger Parodi Print Title: Vice Presidents

WELLS FARGO BANK, TRUSTEE SHV M/P/T FBO WILLIAM H. YOUNGER, JR. By: /s/ Evan Hodgens/Roger Parodi Print Name: Evan Hodgens/Roger Parodi Print Title: Vice Presidents

WELLS FARGO BANK, TRUSTEE SHV M/P/T FBO JAMES N. WHITE (ROLLOVER) By: /s/ Evan Hodgens/Roger Parodi Print Name: Evan Hodgens/Roger Parodi Print Title: Vice Presidents

RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed the AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

WELLS FARGO BANK, TRUSTEE SHV M/P/T FBO DAVID S. SWEET (ROLLOVER) By: /s/ Evan Hodgens/Roger Parodi Print Name: Evan Hodgens/Roger Parodi Print Title: Vice Presidents

WELLS FARGO BANK, TRUSTEE SHV M/P/T FBO GREGORY P. SANDS By: /s/ Evan Hodgens/Roger Parodi Print Name: Evan Hodgens/Roger Parodi Print Title: Vice Presidents

RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first written above.

INVESTORS:

/s/ Stephen A. Yencho STEPHEN A. YENCHO, PH.D.

PHILIP E. OYER

SHEEHAN VENTURES By: Timothy G. Sheehan Print Title:

SIPPL INVESTMENTS LLC By: Roger Sippl Print Title:

RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

THE GEOFFREY O. HARTZLER REVOCABLE TRUST, DATED 01/08/97 By: Geoffrey O. Hartzler, Trustee
LARRY W. CROCKER MARY K. CROCKER

REDMOND VENTURES, A CALIFORNIA LIMITED PARTNERSHIP By: Albert F. Knorp, Jr., General Partner

RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:
PHILIP W. HALPERIN
PEGGY ANNE HALPERIN DOW
JEFFREY WALTER /s/ Jeffrey Walter
ALICE B. JACK
RICHARD W. JACK

RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

CARDIOVASCULAR MEDICINE AND CORONARY INTERVENTIONS 401K SAVINGS PLAN FBO DENNIS J. SHEEHAN, M.D. By: Gregory C. Robertson Print Title:
BUNDY ASSOCIATES By: FRED CARROLL, GENERAL PARTNER
ROMEO A. PAVLIC TTEE INLAND CARDIORAPLOGY ASSOC By: Romeo A. Pavlic, Trustee
DENNIS J. SHEEHAN, M.D.
FRANK FISCHER
JOHN DE BENEDETTI

RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:
WILLIAM L. CLAUSON
THE DOW FAMILY TRUST By: Stephen M. Dow, Trustee
SHARON A. SHEEHAN
ATKINSON CHARITABLE LEAD TRUST By: Sharon A. Sheehan, Trustee
KENNETH W. KIZER, M. D.

RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:
GC&H INVESTMENTS By: Print Name: Print Title:
KEVIN LARKIN
DAN R. LIGHTFOOT
VERNON F. LIGHTFOOT & DAN R. LIGHTFOOT M.D’S., INC. MONEY PURCHASE PENSION FUND By: Name: Title:
THE GLENN C. MYERS FAMILY TRUST DATED JANUARY 20, 1986 By: Glenn C. Myers, Trustee

RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:
DONALD J. SANTEL
MICHAEL B. SWEENEY
MARK MELTZER
ANNETTE CAMPBELL-WHITE
ROBERT MOMSEN LIVING TRUST By: Robert Momsen, Trustee
GLYNN INVESTMENT CO. LLC By: John W. Glynn Jr. Print Title:

RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:
THE STEVEN P. CARROLL AND JESSICA L. CARROLL 1998 TRUST, U/T/A DATED JUNE 5, 1998 By: Steven P. Carroll, Co-Trustee By: Jessica L. Carroll, Co-Trustee
SECURITY TRUST CO. FBO FRANK R. RUDERMAN IRA By: Gene Luntz, Vice President
CHRISTOPHER J. DUNN, M. D.
GEORGE STEFANIK, M.D.
GARY BANG

RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:
ALLAN W. MAY IRREVOCABLE TRUST U/A DTD 05/04/91 By: Allan W. May
PAUL COGHLAN
DAVID P. KAUFMAN
J. MICHAEL EGAN
COOLEY GODWARD LLP By: Richard Bradshaw, Executive Director
MARTIN C. SPAKE

RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:
H. GABE WHELAN
ENCINAL PARTNERS, L.P. By: Harry G. Whelan, Partner
KEMAJO FAMILY, L.P. By: Harry G. Whelan Print Title:
GARY GRATNY
WHELAN & GRATNY PROFIT SHARING PLAN By: Harry G. Whelan Print Title

RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:
ROBERT JOSHUA HALPERIN TRUST DATED DECEMBER 19, 1997 By: David Levison, Trustee
MARIAH SHORES HALPERIN TRUST DATED DECEMBER 19, 1997 By: David Levison, Trustee
SARAH RUTH HALPERIN TRUST DATED DECEMBER 19, 1997 By: David Levison, Trustee
STEFANOS DEMERTZIS
ROBERT Y. NEWELL /s/ Robert Y. Newell

RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:
VENTURE LENDING & LEASING II, INC. By: Print Name: Print Title:
VENTURE LENDING & LEASING III, LLC By: Print Name: Print Title:
STANFORD UNIVERSITY By: Print Name: Print Title:
SBV INVESTMENTS, LLC By: Brian Short, Managing Member

RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:
WARREN A. AMBROSE
WARREN KOCMOND, JR.
TOWER SNOW, JR.
SHAUN DOHERTY
ROBERT L. LEWIS
MARK R. HALPERIN By: /s/ Robert M. Halperin c/o Robert M. Halperin
SUNSHINE ANESTHESIA PENSION PROFIT SHARING PLAN By: William Clauson, President & Trustee

RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:
WILLIAM CLAUSON FAMILY TRUST By: William Clauson, Trustee
ROBERT ARTEMENKO
JAMES LAPLANTE

RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

EXHIBIT A

SCHEDULE OF INVESTORS

SHAREHOLDER NAME & ADDRESS
Alad Technologies, N.V. Attn: Allen & Company Incorporated 711 Fifth Avenue New York, NY 10022

Allen & Company Incorporated 711 Fifth Avenue New York, NY 10022

Warren A. Ambrose Berkeley HeartLab, Inc 1875 South Grant Street, Suite 700 San Mateo, CA 94402

David L. Anderson, Trustee, The Anderson Living Trust, U/A/D 1/22/98 755 Page Mill Road Suite A-200 Palo Alto, CA 94304-1005 Attn: Michele Y. Phua

Anvest, L.P. 755 Page Mill Road Suite A-200 Palo Alto, CA 94304-1005 Attn: Michele Y. Phua

Robert Artemenko 755 Page Mill Road Suite A-200 Palo Alto, CA 94304-1005 Attn: Michele Y. Phua

Atkinson Charitable Lead Trust 70 Ridgeview Drive Atherton, CA 94027 Attn: Sharon A. Sheehan

G. Leonard Baker, Jr. 755 Page Mill Road Suite A-200 Palo Alto, CA 94304-1005

SCHEDULE OF INVESTORS

Gary Bang 875-A Island Drive, #370 Alameda, CA 94502

The Jeffrey W. Bird and Christina R. Bird Trust Dated 10/31/2000 755 Page Mill Road Suite A-200 Palo Alto, CA 94304-1005 Attn: David Sweet

Lynne M. Brown 755 Page Mill Road Suite A-200 Palo Alto, CA 94304-1005 Attn: Michele Y. Phua

Bundy Associates 650 California Street, Suite 2530 San Francisco, CA 94108 Attn: Fred Carroll

Annette Campbell-White 12985 Skyline Boulevard Oakland, CA 94619

Cardiovascular Medicine and Coronary Interventions 401k Savings Plan FBO Dennis J. Sheehan, M.D. 2900 Whipple Avenue, Suite 230 Redwood City, CA 94062 Attn: Bruce J. McAuley/Gregory C. Robertson

Steven P. Carroll and Jessica L. Carroll, Trustees of the Steven P. Carroll and Jessica L. Carroll 1998 Trust, U/T/A dated June 5, 1998 Hambrecht & Quist, LLC One Bush Street San Francisco, CA 94014

Century Medical, Inc. 1-6-4, Osaki, Shinagawa-Ku Tokyo 141-8588, Japan

William L. Clauson 47 Manzanita Road Atherton, CA 94027-2214

SCHEDULE OF INVESTORS

William Clauson Family Trust 47 Manzanita Road Atherton, CA 94027-2214 Attn: William Clauson, Trustee

Paul Coghlan Linear Technology, Inc. 1630 McCarthy Boulevard Milpitas, CA 95035

Cooley Godward LLP One Maritime Plaza, 20th Floor San Francisco, CA 94111 Attn: Jim Kindler

Tench Coxe, Trustee, The Coxe/Otus Revocable Trust, U/A/D 4/23/98 755 Page Mill Road Suite A-200 Palo Alto, CA 94304-1005 Attn: Michele Y. Phua

Larry W. Crocker and Mary K. Crocker 5347 Richland Wood Drive Alton, IL 62002-6971

John de Benedetti 944 Market Street, Suite 203 San Francisco, CA 94102

Steven P. Carroll and Jessica L. Carroll 1998 Trust 40 Evergreen Dr. Kentfield, CA 94904 Attention: S.P. Carroll

Steven Chu 755 Page Mill Road Suite A-200 Palo Alto, CA 94304-1005 Attn: Michele Y. Phua

Day, Casebeer, Madrid & Batchelder LLP 20400 Stevens Creek Boulevard Suite 750 Cupertino, CA 95014

SCHEDULE OF INVESTORS

Stefanos Demertzis Via Massagno 9 CH-6900 Lugano SWITZERLAND

Shaun Doherty ShoppingList.com 205 Town & Country Village Sunnyvale, CA 94086

The Dow Family Trust 80 Valley Court Atherton, CA 94027 Attn: Stephen M. Dow/Peggy Halperin Dow

Peggy Anne Halperin Dow 80 Reservoir Road Atherton, CA 94027

Christopher J. Dunn, M. D. Pulmonary Medicine 2900 Whipple Avenue, Suite 115 Redwood City, CA 94062

Lawrence Ebringer 755 Page Mill Road Suite A-200 Palo Alto, CA 94304-1005 Attn: Michele Y. Phua

J. Michael Egan Bluebird Development 350 Second Street, Suite 8 Los Altos, CA 94022

Encinal Partners, L.P. Whelan & Gratny Capital Management 611 Santa Cruz Avenue Second Floor, Suite C Menlo Park, CA 94025

Encinal Crossover Fund 611 Santa Cruz Avenue Suite C Menlo Park, CA 94025 Attention: Gabe Whelan

SCHEDULE OF INVESTORS

Frank Fischer 86 Faxon Lane Atherton, CA 94027
Daniel Freifeld Visicon Inspection Technologies, LLC 870 Napa Valley Corporate Way, Suite H, Napa, CA 94558

James C. Gaither 755 Page Mill Road Suite A-200 Palo Alto, CA 94304-1005 Attn: Michele Y. Phua

James C. Gaither, custodian FBO Mark William Younger under CUTMA until age 21 755 Page Mill Road Suite A-200 Palo Alto, CA 94304-1005 Attn: Michele Y. Phua

James C. Gaither, custodian FBO Julie Ann Younger under CUTMA until age 21 755 Page Mill Road Suite A-200 Palo Alto, CA 94304-1005 Attn: Michele Y. Phua

James C. Gaither, custodian FBO Kelly Lauren Younger under CUTMA until age 21 755 Page Mill Road Suite A-200 Palo Alto, CA 94304-1005 Attn: Michele Y. Phua

GC&H Investments One Maritime Plaza, 20th Floor San Francisco, CA 94111 Attn: Jim Kindler

Glynn Investment Co., LLC Glynn Capital Management 3000 Sand Hill Road Building 4, Suite 235 Menlo Park, CA 94025

SCHEDULE OF INVESTORS

Gary Gratny 611 Santa Cruz Avenue Second Floor, Suite C Menlo Park, CA 94025

Guidant Investment Corporation 3200 Lakeside Drive Santa Clara, CA 95054

Mariah Shores Halperin Trust dated December 19, 1997 c/o Philip W. Halperin 3653 Jackson St. Atherton, CA 94027 Attn: David L. Levison, Trustee

Mark R. Halperin c/o Robert M. Halperin 80 Reservoir Road Atherton, CA 94027

Philip W. Halperin 80 Reservoir Road Atherton, CA 94027

Robert Joshua Halperin Trust dated December 19, 1997 c/o Philip W. Halperin 3653 Jackson St. Atherton, CA 94027 Attn: David L. Levison, Trustee

Robert M. Halperin 80 Reservoir Road Atherton, CA 94027

The Robert and Ruth Halperin Trust 80 Reservoir Road Atherton, CA 94027 Attn: Robert M. Halperin, Trustee

Sarah Ruth Halperin Trust dated December 19, 1997 c/o Philip W. Halperin 3653 Jackson St. Atherton, CA 94027 Attn: David L. Levison, Trustee

SCHEDULE OF INVESTORS

Geoffrey O. Hartzler, Trustee of the Geoffrey O. Hartzler Revocable Trust, dated 01/08/97 2600 Verona Road Mission Hills, KS 66208

Alice B. Jack and Richard W. Jack 1049 San Raymundo Hillsborough, CA 94010

David P. Kaufman Berkeley HeartLab, Inc. 1875 South Grant Street, Suite 700 San Mateo, CA 94402

Kemajo Family, L.P. Whelan & Gratny Capital Management 611 Santa Cruz Avenue Second Floor, Suite C Menlo Park, CA 94025

Kenneth W. Kizer, M. D. 207 C Street, SE Washington, D.C. 2003

Warren Kocmond, Jr. 1545 Arbor Avenue Los Altos, CA 94024

James LaPlante 755 Page Mill Road Suite A-200 Palo Alto, CA 94304-1005 Attn: Michele Y. Phua

Kevin Larkin 9 Shasta Lane Menlo Park, CA 94025

Robert L. Lewis 1553 Arbor Avenue Los Altos, CA 94024

Dan R. Lightfoot 5421 Wilshire Drive Santa Rosa, CA 95404

SCHEDULE OF INVESTORS

Vernon F. Lightfoot & Dan R. Lightfoot M.D.’s., Inc. Money Purchase Pensinon Fund 5421 Wilshire Drive Santa Rosa, CA 95404

Allan W. May Irrevocable Trust U/A DTD 05/04/91 Intella Interventional, Inc. 870 Hermosa Drive Sunnyvale, CA 94086

Mark Meltzer 228 Byron Palo Alto, CA 94301

Robert Momsen Living Trust 3000 Sand Hill Road Building 3, Suite 225 Menlo Park, CA 94025

The Glenn C. Myers Family Trust dated January 20, 1986 1422 El Camino Real Menlo Park, CA 94025

Robert Y. Newell 950 La Mesa Drive Portola Valley, CA 94028

Philip E. Oyer, M.D. 15975 Skyline Boulevard Woodside, CA 94062

Romeo A. Pavlic, TTEE INLAND CARDIOLOGY ASSOC. 3839 South Trainor Road Spokane WA 99224

Redmond Ventures, a California limited partnership 499 Seaport Court, Suite 302 Redwood City, CA 94063 Attn: Albert F. Knorp, Jr.

Gregory P. and Sarah J.D. Sands, Trustees, The Gregory P. and Sarah J.D. Sands Trust Agreement dated 2/24/99 755 Page Mill Road Suite A-200 Palo Alto, CA 94304-1005

SCHEDULE OF INVESTORS

Donald J. Santel 345 Sheridan Avenue, #212 Palo Alto, CA 94306

Saunders Holdings, L.P. 755 Page Mill Road Suite A-200 Palo Alto, CA 94304-1005

SBV Investments, LLC 1612 Duvall Dr. San Jose, CA 95130 Attn: Brian Short, Managing Member

Security Trust Co. FBO Frank R. Ruderman IRA 1875 South Grant Street, Suite 700 San Mateo, CA 94402

Dennis J. Sheehan, M.D. 70 Ridgeview Drive Atherton, CA 94027

Sharon A. Sheehan 70 Ridgeview Drive Atherton, CA 94027

Sheehan Ventures 10 Deep Well Lane Los Altos, CA Attn: Timothy G. Sheehan

Sippl Investments LLC 1422 El Camino Real Menlo Park, CA 94025 Attn: Glenn C. Myers

Tower Snow, Jr. Brobeck Phleger & Harrison, LLP Spear Street Tower One Market San Francisco, CA 94105

Martin C. Spake 23 E. Green Gables Circle The Woodlands, TX 77382

SCHEDULE OF INVESTORS

Leland Stanford Junior University

Stanford Management Co.

2770 Sand Hill Road

Menlo Park, CA 94025

Attn: Gift Administrator, Stanford Management Co. On Behalf of the Board of Trustees Of the Leland Stanford Junior University

George Stefanik, M.D. P.O. Box 5009 San Pedro, CA 90733

Sunshine Anesthesia Pension Profit Sharing Plan 47 Manzanita Road Atherton, CA 94027-2214 Attn: William Clauson, President & Trustee

Sutter Hill Entrepreneurs Fund (AI), L.P. 755 Page Mill Road Suite A-200 Palo Alto, CA 94304-1005 Attn: Dave Sweet

Sutter Hill Entrepreneurs Fund (QP), L.P. 755 Page Mill Road Suite A-200 Palo Alto, CA 94304-1005 Attn: Dave Sweet

Sutter Hill Ventures, A California Limited Partnership 755 Page Mill Road Suite A-200 Palo Alto, CA 94304-1005 Attn: Dave Sweet

Michael B. Sweeney 1484 Hamilton Avenue Palo Alto, CA 94301

Tamerlane Charitable Remainder Unitrust, Tench Coxe, Trustee 755 Page Mill Road Suite A-200 Palo Alto, CA 94304-1005

SCHEDULE OF INVESTORS

Venture Lending & Leasing II, Inc 2010 North First Street, Suite 310 San Jose, CA 85131 Attn: Ronald Swenson

Venture Lending & Leasing III, LLC 2010 North First Street, Suite 310 San Jose, CA 85131 Attn: Ronald Swenson

Jeffrey Walter 34000 E. Carmel Valley Road Carmel Valley, CA 93924

Wells Fargo Bank, Trustee, SHV M/P/T FBO Sherryl W. Hossack l420 Montgomery Street, 2nd Floor San Francisco, CA 94104 Attention: Vicki Bandel

Wells Fargo Bank, Trustee, SHV M/P/T FBO Michele Y. Phua l420 Montgomery Street, 2nd Floor San Francisco, CA 94104 Attention: Vicki Bandel

Wells Fargo Bank, Trustee, SHV M/P/T FBO Lynne M. Brown l420 Montgomery Street, 2nd Floor San Francisco, CA 94104 Attention: Vicki Bandel

Wells Fargo Bank, Trustee, SHV M/P/T FBO Patricia Tom l420 Montgomery Street, 2nd Floor San Francisco, CA 94104 Attention: Vicki Bandel

Wells Fargo Bank, Trustee, SHV M/P/T FBO William H. Younger, Jr. l420 Montgomery Street, 2nd Floor San Francisco, CA 94104 Attention: Vicki Bandel

Wells Fargo Bank, Trustee, SHV M/P/T FBO Gregory P. Sands l420 Montgomery Street, 2nd Floor San Francisco, CA 94104 Attention: Vicki Bandel

SCHEDULE OF INVESTORS

H. Gabe Whelan Whelan & Gratny Capital Management 611 Santa Cruz Avenue Second Floor, Suite C Menlo Park, CA 94025

Whelan & Gratny Profit Sharing Plan 611 Santa Cruz Avenue Second Floor, Suite C Menlo Park, CA 94025

James N. White and Patricia A. O’Brien as trustee of the White Family Trust Dated 4/3/97

Stephen A. Yencho, Ph.D. Vascular Innovations, Inc. 81 Encina Avenue Palo Alto, CA 94301

William H. Younger, Jr., Trustee of the Younger Living Trust 755 Page Mill Road, Suite A-200 Palo Alto, CA 94304-1005

William H. Younger, Jr. Trustee, The Younger Living Trust, U/A/D 1/20/95 755 Page Mill Road Suite A-200 Palo Alto, CA 94304-1005

SCHEDULE OF INVESTORS